Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

February 5, 2025

TCFIII Spaceco Holdings LLC

5351 Argosy Avenue

Huntington Beach, CA 92649

Ladies and Gentlemen:

We have acted as counsel to TCFIII Spaceco Holdings LLC, a limited liability company formed under the laws of Delaware (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-284382) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed registration by the Company of up to 21,052,632 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), of which 8,421,053 shares are to be issued and sold by the Company and 12,631,579 shares are to be sold by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) (such shares of the Common Stock to be sold by the Company and the Selling Stockholders, the “Firm Shares”) and up to 3,157,894 additional shares of Common Stock to be sold by the Selling Stockholders upon the exercise of the underwriters’ over-allotment option (the “Additional Shares” and, together with the Firm Shares, the “Shares”). The offering of the Shares is referred to herein as the “Offering”. We understand that, prior to completion of the Offering, the Company intends to (i) file a certificate of conversion and certificate of incorporation (the “Charter”), each substantially in the respective forms filed as exhibits to the Registration Statement, with the Secretary of State of the State of Delaware (the “DE SoS”), whereby the Company will convert from a Delaware limited liability company to a Delaware corporation under Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the General Corporation Law of the State of Delaware, and (ii) change its name to “Karman Holdings, Inc.”

We have examined copies of the form of Charter and the form of Bylaws of the Company, each to become effective prior to the closing of the Offering; the Registration Statement; the form of underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and the representatives of the several underwriters named therein (the “Underwriting Agreement”); and such other records and documents that we have deemed necessary for the purpose of this opinion letter. We are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

TCFIII Spaceco Holdings LLC

February 5, 2025

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that, upon (i) the effectiveness of the Charter filed with the DE SoS, (ii) due action by the Company’s Board of Directors or Board of Managers, as the case may be, or a duly appointed committee thereof to determine the price per share of the Shares, (iii) the due execution and delivery of the Underwriting Agreement by the parties thereto and (iv) the effectiveness of the Registration Statement under the Act, (1) the Firm Shares to be issued and sold by the Company will have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the prospectus contained in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (2) the Firm Shares and the Additional Shares to be sold by the Selling Stockholders will have been duly authorized and are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinion expressed herein is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof. The opinion expressed herein is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. The opinion expressed herein is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholder or the Shares.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement, and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP